UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2013

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 8, 2013, NeoPhotonics Corporation (the “Company”) issued a press release regarding the Company’s financial results for the second quarter ended June 30, 2013. A copy of the Company’s press release is furnished and attached as Exhibit 99.1 to this Form 8-K.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.

ITEM 4.02 NON-RELIANCE OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

(a) On August 7, 2013, the audit committee of the board of directors of the Company and management of the Company concluded, after discussion with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, that the consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2013, should no longer be relied upon as a result of an error in the presentation of non-cash capital expenditures included in the Company’s consolidated statement of cash flows. In the previously issued consolidated statement of cash flows for the interim period ended March 31, 2013, amounts related to purchases of property and equipment were inadvertently overstated resulting in the overstatement of net cash used in investing activities by $1.1 million and the overstatement of net cash provided by operating activities by the same amount.

The Company will restate its consolidated statement of cash flows for the period ended March 31, 2013 in an amendment to its Quarterly Report on Form 10-Q for such period.

The restatement has no impact on previously reported total cash and cash equivalents, consolidated income statements, consolidated balance sheets, or adjusted EBITDA (defined as loss from continuing operations and non-recurring expenses adjusted for certain non-cash items such as stock-based compensation, amortization and depreciation, acquisition-related costs and others), including those reported in the Company’s earnings release on May 9, 2013.

In connection with this matter, the Company re-evaluated its conclusions regarding the effectiveness of its internal control over financial reporting for the affected period and determined that a material weakness existed as of March 31, 2013 relating to appropriate classification and disclosure of its cash flow statements. Accordingly, the Company will restate its disclosures as of March 31, 2013 to include the identification of this material weakness. The Company is actively engaged in remediating the material weakness.

A copy of the press release that includes an announcement of the restatement is attached is Exhibit 99.1 hereto. The exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release issued by NeoPhotonics Corporation on August 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2013	NEOPHOTONICS CORPORATION

	By:	/s/ James D. Fay
James D. Fay
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release issued by NeoPhotonics Corporation on August 8, 2013.